Exhibit 99.1

Investor inquiries:

Bill Dunaway, 816-457-6246

billd@fcstone.com

FCStone Group, Inc. Announces Syndicated Margin Call Credit Facility and Subordinated Debt Facility

KANSAS CITY, MO., July 24, 2008 – FCStone Group, Inc. (NASDAQ:FCSX), a commodity risk management firm, today announced the closing of syndicated credit facilities between its wholly owned subsidiary, FCStone, LLC, and a lending syndicate consisting of BMO Capital Markets, Bank of America, N.A., Deere Credit, Inc., and CoBank, ACB. The new facilities will increase the size of the Company’s primary debt facilities by a total of $140 million to $305 million. Specifically, the size of the Company’s revolving credit facility has been increased by $100 million to $250 million, while the Company’s subordinated debt facility has been increased by $40 million to $55 million.

The new syndicated bank facilities will provide FCStone, LLC additional sources of funding to support continued growth in its business, increased margin requirements at various exchanges and highly volatile markets that may result in an increased need for regulatory capital. FCStone, LLC will use the revolving credit facility to fund potential margin calls with exchanges pending collection of such margin calls from its trading customers, while the subordinated debt will allow FCStone, LLC to increase its level of regulatory capital if required by future market conditions and business growth.

“We believe these new credit facilities from four respected financial institutions during a time of constrained credit markets demonstrate their confidence in the financial strength of FCStone and our future prospects,” stated Pete Anderson, President and Chief Executive Officer of FCStone. “These facilities will provide financial resources to allow us to capitalize on the ongoing need for our services and to continue to grow our business.”

BMO Capital Markets is serving as the administrative agent for the revolving credit facility and the Agent for the subordinated debt facility. BMO Capital Markets and Banc of America Securities LLC served as co-lead arrangers for the revolving credit facility. BMO Capital Markets and Deere Credit, Inc. served as co-lead arrangers on the subordinated debt facility.

About FCStone Group, Inc.

FCStone Group, Inc., along with its affiliates, is an integrated commodity risk management company providing risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. The firm assists primarily middle market customers in optimizing their profit margins and mitigating exposure to commodity price risk. In addition to risk management consulting services, FCStone, LLC, operates one of the leading independent clearing and execution platforms for exchange-traded futures and options contracts. FCStone Group, Inc., serves more than 7,500 customers and in the 12 months ended May 31, 2008, executed 98.8 million derivative contracts in the exchange-traded and over-the-counter markets. The FCStone Group companies work in all the major commodity areas including agriculture, energy, renewable fuels, foods, forestry, cotton and textile, dairy and currency exchange. Headquartered in the Midwest, it has offices located throughout the world and is a clearing member of all major North American Futures exchanges. FCStone Group, Inc., trades on the NASDAQ Global Select Market under the symbol “FCSX.”

Forward Looking Statements

This press release may include forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to FCStone Group, Inc., are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

Our forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.